UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: March 2, 2009
(Date of earliest event reported)
U.S. BANCORP
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-6880 (Commission file number)	41-0255900 (IRS Employer Identification No.)
800 Nicollet Mall
Minneapolis, Minnesota 55402
(Address of principal executive offices, including zip code)
(651) 466-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-10.1
EX-99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Effective March 3, 2009, the Board of Directors of U.S. Bancorp (the “Company”) appointed Y. Marc Belton to the Board of Directors to fill a vacancy currently existing on the Board. Mr. Belton will join the Audit Committee and Community Reinvestment and Public Policy Committee of the Board of Directors effective April 20, 2009.
A copy of the press release issued by the Company on March 5, 2009 announcing Mr. Belton’s appointment to the Board of Directors is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
(e) On March 2, 2009, the Company granted each of the following executive officers performance restricted stock units (“Units”) in amounts equal to the target award number indicated below (the “Target Award Number”):

		Target Award
Name	Position	Number of Units
William L. Chenevich	Vice Chairman, Technology and Operations Services	85,878
Richard C. Hartnack	Vice Chairman, Consumer Banking	61,069
Lee R. Mitau	Executive Vice President and General Counsel	45,802
The Target Award Number will be adjusted upward or downward depending on (1) whether the return on equity (“ROE”) achieved by the Company during the fiscal year ending December 31, 2009 (the “ROE Result”) is greater or less than a predetermined ROE target, and (2) the percentile rank of the Company’s ROE Result relative to the ROE achieved by designated peer group companies during the fiscal year ending December 31, 2009. In no event will the adjusted number of Units (the “Final Award Number”) awarded to each executive officer be less than 25% of the Target Award Number or more than 150% of the Target Award Number.
The Units vest at 25% per year on the anniversary of the grant date of the Units if the executive officer remains continuously employed by the Company or an affiliate until such vesting dates. The Units will be immediately and irrevocably forfeited if the executive officer ceases to be employed by the Company or an affiliate, except that:
•	In the event the executive officer ceases to be employed by the Company by reason of disability or retirement, then the Units will continue to vest on the scheduled vesting dates as though such termination of employment had never occurred.

•	In the event the executive officer dies prior to December 31, 2009, then the number of Units equal to the Target Award Number will immediately vest. Likewise, in the event the executive officer dies on or after December 31, 2009, then the number of Units equal to the Final Award Number will immediately vest.

•	In the event of a qualifying termination following a change in control that occurs prior to December 31, 2009, then the number of Units equal to the Target Award Number will immediately vest. In the event of a qualifying termination following a change in control that occurs on or after December 31, 2009, then the number of units equal to the Final Award Number will immediately vest.
In addition, if the executive officer violates the terms of any confidentiality and non-solicitation agreement with the Company or an affiliate, then all of the executive officer’s unvested Units will be immediately and irrevocably forfeited. The terms “disability,” “retirement,” “qualifying termination” and “change in control” are defined in the award agreement.
Following the vesting of the Units and the payment of any applicable withholding taxes, the Company will cause to be issued and delivered to the executive officers a certificate or certificates evidencing shares of the Company’s common stock equal to the number of Units vested.
Prior to the distribution of shares of the Company’s common stock with respect to Units, the executive officers will not have ownership rights of any of the shares underlying the Units. Executive officers will be entitled to receive cash dividend equivalents on the shares underlying Units if cash dividends are declared by the Company’s Board of Directors on the Company’s common stock on or after the date that the Final Award Number is determined (the “Determination Date”). Executive officers will be entitled to cash dividend equivalents based on a number of Units equal to the Final Award Number. The cash dividend equivalents will be paid to the executive officers on the same payment dates as dividends to holders of the Company’s common stock are paid. Executive officers will not be entitled to any cash dividend equivalents with respect to dividends declared prior to the Determination Date.
The Units were awarded pursuant to the shareholder-approved U.S. Bancorp 2007 Stock Incentive Plan (the “2007 Stock Plan”), a copy of which is on file with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Form 8-K filed on April 18, 2007. The form of Performance Restricted Stock Unit Award Agreement used in connection with Unit awards to executive officers under the 2007 Stock Plan, including the awards to the executive officers listed above, is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description in this Current Report on Form 8-K of the form of Performance Restricted Stock Unit Award Agreement is qualified in its entirety by reference to the attached form of such agreement.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1	Form of Performance Restricted Stock Unit Award Agreement for Executive Officers under the U.S. Bancorp 2007 Stock Incentive Plan to be used after December 31, 2008.

99.1	Press release issued by U.S. Bancorp on March 5, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. BANCORP
By:	/s/ Lee R. Mitau
Lee R. Mitau
Executive Vice President, General Counsel and Corporate Secretary

Date: March 6, 2009

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Form of Performance Restricted Stock Unit Award Agreement for Executive Officers under the U.S. Bancorp 2007 Stock Incentive Plan to be used after December 31, 2008.

99.1	Press release issued by U.S. Bancorp on March 5, 2009.

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